EXHIBIT 21.1
                      RECKSON OPERATING PARTNERSHIP, L. P.
                            STATEMENT OF SUBSIDIARIES

NAME                                                       STATE OF ORGANIZATION
-------------------------------                            --------------------=
OMNI PARTNERS, L.P.                                         DELAWARE
RECKSON FS LIMITED PARTNERSHIP                              DELAWARE
METROPOLITAN PARTNERS, LLC                                  DELAWARE
RECKSON MANAGEMENT GROUP, INC.                              NEW YORK
RECKSON CONSTRUCTION GROUP, INC                             NEW YORK
RECKSON SHORT HILLS, LLC                                    DELAWARE
RECKSON / STAMFORD TOWERS, LLC                              DELAWARE

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                                  EXHIBIT 23.0
                      RECKSON OPERATING PARTNERSHIP, L. P.
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-67129) and in the related Prospectus of Reckson Operating Partnership, L. P., of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership,
L. P., included in this Annual Report Form 10-K for the year ended December 31, 1999.

                                                              Ernst & Young, LLP

New York, New York
March 17, 2000